                              SIXTEENTH SUPPLEMENT
                                       TO
                SMITH-LURIE/MARKS FAMILY STOCKHOLDERS' AGREEMENT



     THIS INSTRUMENT entered into as of the 20th day of November, 1995.


                              W I T N E S S E T H :
                              - - - - - - - - - - -


     The following sets forth the background of this instrument:

     A. By Agreement dated as of December 29, 1986, the "Smith-Lurie/Marks Family Stockholders' Agreement" (the "Stockholders' Agreement") was entered into among certain holders of the issued and outstanding Class B Stock of General Cinema Corporation, a Delaware Corporation, now known as Harcourt General, Inc. (individually a "Stockholder" and collectively the "Stockholders"), to assure that Class B Stock subject to the Stockholders' Agreement cannot be converted into Common Stock by any Stockholder without affording the other Stockholders a right to purchase the Class B Stock otherwise to be converted.

     B. The Stockholders' Agreement requires that the transferee of any Class B Stock subject to the Stockholders' Agreement confirm, by written instrument, that the shares so transferred remain subject to the terms, provisions and conditions of the Stockholders' Agreement.

     C. Amy S. Berylson has executed a First Supplement to the Stockholders' Agreement dated as of January 8, 1988, with respect to 232,836 shares of Class B Stock transferred to her by the Trustees of the A-D-R Trust F/B/O Amy S. Berylson U/I/T dated 2/9/67, a Second Supplement to the Stockholders' Agreement dated as of December 5, 1988, with respect to 237,682 shares of said Class B Stock transferred to her by such Trustees and a Fifth Supplement to the Stockholders' Agreement dated as of May 20, 1994, with respect to 237,682 shares of said Class B Stock transferred to her by such Trustees. Said First, Second and Fifth Supplements confirm that the shares of Class B Stock transferred to her are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     D. Robert A. Smith has executed a Third Supplement to the Stockholders' Agreement dated as of April 29, 1989, with respect to 236,066 shares of Class B Stock transferred to him by the Trustees of the A-D-R Trust F/B/O Robert A. Smith U/I/T dated 2/9/67 and a Sixth Supplement to the Stockholders' Agreement dated as of May 23, 1994, with respect to 236,067 shares of said Class B Stock transferred to him by such Trustees. Said Third and Sixth Supplements confirm that the shares of Class B Stock transferred to him are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     E. Debra S. Knez has executed a Fourth Supplement to the Stockholders' Agreement dated as of December 5, 1990, confirming that 236,066 shares of Class B Stock transferred to her by the Trustees of the A-D-R Trust F/B/O Debra S. Knez U/I/T dated 2/9/67 are subject to the terms, provisions and conditions of the Stockholders' Agreement.

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                               Page 87 of 93 pages


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     F. Susan F. Smith has executed a Seventh Supplement to the Stockholders'
Agreement dated as of July 26, 1994, confirming that 1,700,000 shares of Class B stock transferred to her by Richard A. Smith are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     G. Susan F. Smith and Richard A. Smith, as Trustees of the SUSAN F. SMITH GRANTOR RETAINED ANNUITY TRUST--15 YEARS, u/d/t dated 8/10/94, and the SUSAN F. SMITH GRANTOR RETAINED ANNUITY TRUST--7 YEARS, u/d/t dated 8/10/94, have executed an Eighth Supplement to the Stockholders' Agreement dated as of August 10, 1994, confirming that 1,500,000 shares of Class B stock transferred to them by Susan F. Smith are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     H. Amy Smith Berylson and John G. Berylson, as Trustees of the AMY SMITH BERYLSON GRANTOR RETAINED ANNUITY TRUST, u/d/t dated 10/25/94, have executed a Ninth Supplement to the Stockholders' Agreement dated as of October 25, 1994, confirming that 500,000 shares of Class B stock transferred to them by Amy Smith Berylson are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     I. Robert A. Smith and Dana A. Weiss, as Trustees of the ROBERT A. SMITH GRANTOR RETAINED ANNUITY TRUST, u/d/t dated 10/27/94, have executed a Tenth Supplement to the Stockholders' Agreement dated as of October 27, 1994, confirming that 472,133 shares of Class B stock transferred to them by Robert A. Smith are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     J. Debra Smith Knez and Brian J. Knez, as Trustees of the DEBRA SMITH KNEZ GRANTOR RETAINED ANNUITY TRUST, u/d/t dated 10/27/94, have executed a Eleventh Supplement to the Stockholders' Agreement dated as of October 27, 1994, confirming that 236,066 shares of Class B stock transferred to them by Debra Smith Knez are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     K. Susan F. Smith has executed a Twelfth Supplement to the Stockholders' Agreement dated as of August 10, 1995, confirming that 59,019 shares of Class B stock transferred to her by Susan F. Smith and Richard A. Smith, as Trustees of the SUSAN F. SMITH GRANTOR RETAINED ANNUITY TRUST--15 YEARS, and 99, 442 shares of Class B stock transferred to her by Susan F. Smith and Richard A. Smith, as Trustees of the SUSAN F. SMITH GRANTOR RETAINED ANNUITY TRUST--7 YEARS, are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     L. Amy Smith Berylson has executed a Thirteenth Supplement to the Stockholders' Agreement dated as of October 25, 1995, confirming that 34,939 shares of Class B stock transferred to her by Amy Smith Berylson and John G. Berylson, as Trustees of the AMY SMITH BERYLSON GRANTOR RETAINED ANNUITY TRUST, are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     M. Robert A. Smith has executed a Fourteenth Supplement to the Stockholders' Agreement dated as of October 27, 1995, confirming that 37,787 shares of Class B stock transferred to him by Robert A. Smith and Dana A. Weiss, as Trustees of the ROBERT A.

                                       -2-
                               Page 88 of 93 pages

SMITH GRANTOR RETAINED ANNUITY TRUST, are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     N. Debra Smith Knez has executed a Fifteenth Supplement to the Stockholders' Agreement dated as of October 27, 1995, confirming that 26,472 shares of Class B stock transferred to her by Debra Smith Knez and Brian J. Knez, as Trustees of the DEBRA SMITH KNEZ GRANTOR RETAINED ANNUITY TRUST, are subject to the terms, provisions and conditions of the Stockholders' Agreement.

     O. All of the parties to the Stockholders' Agreement have executed a First Release of Shares dated as of October 1, 1992, and a Second Release of Shares dated as of May 12, 1994, releasing certain shares of Class B Stock from the terms, provisions and conditions of the Stockholders' Agreement.

     P. All of the parties to the Stockholders' Agreement have executed a Modification and Consent dated as of May 13, 1994, modifying the provisions of the Stockholders' Agreement as it applies to certain shares of Class B Stock being pledged as collateral by certain parties to the Stockholders' Agreement.

     Q. By reason of having attained the age of thirty-five (35) years, Debra Smith Knez is now entitled to receive a distribution from the Trustees of the A-D-R Trust F/B/O Debra Smith Knez U/I/T dated 2/9/67 ("ADR Trustees F/B/O Debra") of 236,067 shares of Class B Stock which are presently subject to the terms, provisions and conditions of the Stockholders' Agreement (the "Transferred Shares").

     R. Annexed hereto, made a part hereof and hereby incorporated herein by reference is a revised Schedule of Stockholders which sets forth the Class B Stock subject to the Stockholders' Agreement owned by each of the Stockholders after reflecting the re-registration of the Transferred Shares in the name of Debra Smith Knez.

     NOW, THEREFORE, the undersigned, Debra Smith Knez, to induce the ADR Trustees F/B/O Debra to transfer the Transferred Shares to her and to cause re-registration of such Shares into her name agrees to and with such Trustees, and with the other Stockholders, as follows:

     1. Each of the Transferred Shares has been, or will be, transferred to her subject to the terms, provisions and conditions contained in the Stockholders' Agreement, which Stockholders' Agreement and its terms, provisions and conditions are hereby incorporated herein by reference as if set forth herein verbatim.

     2. The terms, provisions and conditions of the Stockholders' Agreement shall continue to apply to the Transferred Shares registered in her name during such time as the Transferred Shares shall be owned by the undersigned, with the same force and effect as if the undersigned were the owner of record of the Transferred Shares at the time of the original execution and delivery of the Stockholders' Agreement.

     3. The undersigned agrees with each other Stockholder to comply with, and not suffer any violation of, the Stockholders' Agreement with respect to the Transferred Shares registered in her name.

                                       -3-
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


     4. The undersigned agrees that she will not make, or suffer to be made, any transfer of the Transferred Shares except upon compliance with the provisions of the Stockholders' Agreement.

     WITNESS THE EXECUTION HEREOF, under seal, in any number of counterpart copies, as of the day and year first above written.



                                         -------------------------------------
                                         Debra Smith Knez




                                       -4-
                               Page 90 of 93 pages


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November 20, 1995


                            SCHEDULE OF STOCKHOLDERS


                                    No. of Shares
                                    Class B Stock
                                  Harcourt General,       Address    Stock-
                                    Inc. Subject            for      holder
Stockholder                         to Agreement          Notices    Family
- -----------                       -----------------       -------    ------
Richard A. Smith                        871,360              1       Smith

Susan F. Smith (exclusive of
 Certificates No. 45, 46, 47
 and 386)                               658,461              2       Smith

Nancy L. Marks (exclusive of
 Certificate No. 2100,
 and      )                           2,086,952              3       Lurie/Marks

Susan F. Smith Grantor Retained
 Annuity Trust--15 YEARS                690,981              4       Smith

Susan F. Smith Grantor Retained
 Annuity Trust--7 YEARS                 650,558              4       Smith

Amy Smith Berylson Grantor Retained
 Annuity Trust                          465,061              4       Smith

Robert A. Smith Grantor Retained
 Annuity Trust (exclusive of
 Certificate 2160)                      434,346              4       Smith

Debra Smith Knez Grantor Retained
 Annuity Trust (exclusive of
 Certificate 2163)                      209,594              4       Smith

Trust u/w/o Philip Smith f/b/o
 Richard A. Smith                     3,233,104              1       Smith

Trust u/w/o Philip Smith f/b/o
 Nancy L. Marks                       3,233,104              1       Lurie/Marks

A-D-R Trust f/b/o Robert A. Smith
 U/I/T/ dtd. 2/9/67                     236,067              4       Smith


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                               Page 91 of 93 pages


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A-D-R Trust f/b/o Debra Smith Knez
 U/I/T/ dtd. 2/9/67                           236,067           4    Smith

C-J-P Trust f/b/o Cathy Lurie
 U/I/T/ dtd. 12/10/73                         760,000           4    Lurie/Marks

C-J-P Trust f/b/o Peter Lurie
 U/I/T/ dtd. 12/10/73                         760,000           4    Lurie/Marks

Richard A. Smith 1976 Charitable
 Trust U/D/T dtd. 12/16/76                    960,000           1    Smith

Marian Smith D-R-A 1976
 Charitable Trust U/D/T dtd. 12/16/76         480,000           1    Smith

Nancy Lurie Marks 1976 Charitable
 Trust U/D/T dtd. 12/16/76                    960,000           1    Lurie/Marks

Marian Smith J-C-P 1976
 Charitable Trust U/D/T dtd. 12/16/76         480,000           1    Lurie/Marks

Richard A. Smith Family Trust u/w/o
 Marian J. Smith f/b/o
 Debra Smith Knez                              66,572           1    Smith

Richard A. Smith Family Trust u/w/o
 Marian J. Smith f/b/o
 Amy Smith Berylson                            66,572           1    Smith

Richard A. Smith Family Trust u/w/o
 Marian J. Smith f/b/o
 Robert A. Smith                               66,572           1    Smith

Nancy S. Lurie Family Trust u/w/o
 Marian J. Smith f/b/o
 Cathy J. Lurie                                66,570           1    Lurie/Marks

Nancy S. Lurie Family Trust u/w/o
 Marian J. Smith f/b/o
 Jeffrey R. Lurie                              66,570           1    Lurie/Marks

Peter A. Lurie Trust u/w/o
 Marian J. Smith                               99,816           1    Lurie/Marks

A-D-R Charitable Foundation
 and Trust U/I/T dtd. 11/1/68                  34,480           4    Smith

Morris J. Lurie Family Trust U/I/T

                                       -6-
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 dtd. 4/15/58 f/b/o
 Cathy J. Lurie, et al                       198,040        1        Lurie/Marks

Morris J. Lurie Family Trust U/I/T
 dtd. 4/15/58 f/b/o
 Peter A. Lurie, et al                       198,040        1        Lurie/Marks

Smith Management Company                     629,840        1        Smith

Marian Realty Company                        288,720        1        N/A

 Robert A Smith
 (Certificates 340, 388 and
 2218)                                        38,787        5        Smith

Debra S. Knez
 (Certificates 342, 392, 2216
 and 2223)                                   263,539        6        Smith

Amy S. Berylson
 (Certificates 345, 390, 2157
 and 2214)                                   244,139        7        Smith

Cathy J. Lurie
 (Certificates 338 and 395)                    1,000        3        Lurie
                                               -----

      TOTAL                               19,734,912

******************************************************************************
                              ADDRESSES FOR NOTICE

1.    Redacted

2.    Redacted

3.    Redacted

4.    Redacted

5.    Redacted

6.    Redacted

7.    Redacted


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